UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 11, 2021

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:   001-36615

Delaware	26-2222607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

325 North St. Paul Street, Suite 2650, Dallas, TX 75201

(Address of principal executive offices, including zip code)

(612) 746-1944

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	GWGH	Nasdaq Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

GWG Holdings, Inc. (the “Company”) is pleased to announce that it has taken steps to prepare for the issuance of a conditional trust banking charter (the “Charter”) to The Beneficient Company Group, L.P. (“Ben”) by the Kansas Office of the State Bank Commissioner (“OSBC”) under the recently enacted Kansas Technology-Enabled Fiduciary Financial Institutions Act (“TEFFI Act”). The Company expects that the TEFFI Act will be a significant benefit to the value of the Company’s investment in Ben, as it will provide Ben the necessary regulatory framework to achieve its long-term objective of providing liquidity and other services to holders of alternative asset through a Kansas regulated technology-enabled fiduciary financial institution (“TEFFI”) trust bank.

The TEFFI Act directs the OSBC to issue the Charter to Ben on July 1, 2021, as part of the establishment of a fiduciary financial institution pilot program. Ben is in the process of creating a new subsidiary (“Ben TEFFI”) to serve as the chartered TEFFI trust bank. Ben has also agreed to fund the pilot program and assist the OSBC in promulgating rules, regulations, and standards ahead of wider adoption. The Company expects that the directors of the Ben TEFFI trust bank will expend significant efforts assisting the OSBC with the promulgation of rules, regulations, and standards as part of the pilot program. As a result, the directors of the Company who will serve on the new TEFFI trust bank Board of Directors have resigned their membership on the Company’s Board of Directors to devote their time to serving as directors of the Ben TEFFI trust bank, which the Company believes is the highest and best use of their available time and skills and will support the development of the Ben TEFFI trust bank and the successful execution of Ben’s business plan.

Brad K. Heppner, Richard W. Fisher, Derek Fletcher, Thomas O. Hicks, Dennis P. Lockhart, Bruce W. Schnitzer, and Sandra Lawrence are expected to serve on the new board of the Ben TEFFI trust bank. Accordingly, on June 11, 2021, Messrs. Heppner, Hicks, Lockhart and Schnitzer resigned from the Board of Directors and Board committees of the Company, which resignations became effective on June 14, 2021, to join the board of directors of the Ben TEFFI trust bank.

In addition, the Board of Directors has appointed Murray T. Holland, the Company’s President and Chief Executive Officer, and Timothy L. Evans, the Company’s Chief Financial Officer, as directors of the Company effective as of June 14, 2021, and appointed Mr. Holland as Chairman.

The Board also appointed David H. de Weese, a current member of the Company’s Board of Directors, as a member of the Company’s Audit Committee after determining that Mr. de Weese was independent under relevant regulatory and listing requirements.

The resignations of Messrs. Heppner, Hicks, Lockhart and Schnitzer were not due to any disagreement with the Company known to an executive officer of the Company on any matter relating to the operations, policies or practices of the Company, and there were no arrangements or understandings regarding the appointments of Messrs. Holland and Evans to the Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG HOLDINGS, INC.

Date: June 17, 2021	By:	/s/ Murray Holland
	Name:	Murray Holland
	Title:	Chief Executive Officer

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